Exhibit 99.1

Forest City Enterprises, Inc.
Supplemental Package
For the Quarter Ended September 30, 2014

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Package
Third Quarter 2014
NYSE: FCEA, FCEB

This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-KT for the 11 months ended December 31, 2013 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and investing in a facility to produce modular units, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and have five reportable operating segments. The three strategic business units, which represent four reportable operating segments, are the Commercial Group, Residential Group and Land Development Group (collectively, the “Real Estate Groups”). The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate reportable operating segment (“Arena”). The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. The Residential Group also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at its Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes our equity method investment in The Nets, a member of the National Basketball Association (“NBA”).
We have approximately $8.2 billion of consolidated assets in 24 states and the District of Columbia at September 30, 2014. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have offices in Albuquerque, Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and nine months ended September 30, 2014. This supplemental package contains information prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, net operating income ("NOI"), comparable NOI, Funds From Operations ("FFO") and Operating FFO are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Change in Fiscal Year-End
Due to the change of our fiscal year-end to December 31 from January 31, effective December 31, 2013, the financial and operating information for the three and nine months ended September 30, 2013 are presented to allow for comparison between periods.
Consolidation Methods
In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO
The majority of our peers in the publicly traded real estate industry are Real Estate Investment Trusts ("REITs") and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large non-cash expenses for deferred taxes as required by GAAP.
FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).
Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) activity related to our land held for divestiture (including impairment charges); ii) impairment of non-depreciable real estate; iii) write-offs of abandoned development projects; iv) income recognized on state and federal historic and other tax credits; v) gains or losses from extinguishment of debt; vi) change in fair market value of nondesignated hedges; vii) gains or losses on change in control of interests; viii) the adjustment to recognize rental revenues and rental expense using the straight-line method; ix) participation payments to ground lessors on refinancing of our properties; x) other transactional items; xi) the Nets pre-tax FFO; and xii) income taxes on FFO.
NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, gain (loss) on land held for divestiture activity, impairment, interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities). We believe NOI provides additional information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, results of operations discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, Operating FFO bridges and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties that were open and operated in both the three and nine months ended September 30, 2014 and 2013.
We believe occupancy data, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same stabilized properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-KT
A copy of the Annual Report on Form 10-KT as filed with the Securities and Exchange Commission for the 11 months ended December 31, 2013, as amended on Form 10-KT/A on March 26, 2014, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
jefflinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Jeffrey M. Frericks
Vice President - Capital Markets
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – September 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,965,086	$26,172	$1,099,585	$3,038,499
Commercial
Retail centers	1,624,625	—	1,675,424	3,300,049
Office buildings	2,621,517	106,131	264,267	2,779,653
Arena	938,511	578,474	—	360,037
Corporate and other equipment	11,298	—	—	11,298
Total completed rental properties	7,161,037	710,777	3,039,276	9,489,536
Projects under construction
Residential	326,626	67,183	5,762	265,205
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	25,676	25,676
Total projects under construction	326,626	67,183	31,438	290,881
Projects under development
Operating properties	21,537	—	9,860	31,397
Residential	144,230	22,243	190,242	312,229
Commercial
Retail centers	31,304	—	3,912	35,216
Office buildings	111,272	9,395	3,152	105,029
Total projects under development	308,343	31,638	207,166	483,871
Total projects under construction and development	634,969	98,821	238,604	774,752
Land inventory	113,892	5,847	8,368	116,413
Total Real Estate	7,909,898	815,445	3,286,248	10,380,701
Less accumulated depreciation	(1,567,874)	(89,670)	(700,653)	(2,178,857)
Real Estate, net	6,342,024	725,775	2,585,595	8,201,844
Cash and equivalents	181,656	27,243	65,567	219,980
Restricted cash	241,391	24,072	135,867	353,186
Notes and accounts receivable, net	442,624	35,485	49,704	456,843
Investments in and advances to unconsolidated entities	605,008	(102,647)	(585,098)	122,557
Lease and mortgage procurement costs, net	158,388	20,045	82,335	220,678
Prepaid expenses and other deferred costs, net	132,102	12,732	12,187	131,557
Intangible assets, net	105,737	—	15,890	121,627
Total Assets	$8,208,930	$742,705	$2,362,047	$9,828,272

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – September 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,195,938	$19,722	$810,546	$1,986,762
Commercial
Retail centers	541,199	—	1,304,683	1,845,882
Office buildings	1,658,789	72,652	237,590	1,823,727
Arena	457,738	310,988	—	146,750
Total completed rental properties	3,853,664	403,362	2,352,819	5,803,121
Projects under construction
Residential	126,307	15,686	1,056	111,677
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	9,878	9,878
Total projects under construction	126,307	15,686	10,934	121,555
Projects under development
Operating properties	5,000	—	—	5,000
Residential	31,425	—	75,900	107,325
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	36,425	—	75,900	112,325
Total projects under construction and development	162,732	15,686	86,834	233,880
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,016,396	419,048	2,448,233	6,045,581
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	106,386	29,463	21,709	98,632
Operating accounts payable and accrued expenses	585,192	79,559	163,677	669,310
Accrued derivative liability	106,688	5	7,092	113,775
Total Accounts payable, accrued expenses and other liabilities	798,266	109,027	192,478	881,717
Cash distributions and losses in excess of investments in unconsolidated entities	278,168	(21,821)	(278,664)	21,325
Deferred income taxes	451,752	—	—	451,752
Total Liabilities	6,244,582	506,254	2,362,047	8,100,375
Redeemable Noncontrolling Interest	186,834	186,834	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,637,543	—	—	1,637,543
Accumulated other comprehensive loss	(61,308)	—	—	(61,308)
Total Shareholders’ Equity	1,576,235	—	—	1,576,235
Noncontrolling interest	201,279	49,617	—	151,662
Total Equity	1,777,514	49,617	—	1,727,897
Total Liabilities and Equity	$8,208,930	$742,705	$2,362,047	$9,828,272

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,800,946	$22,962	$1,071,445	$2,849,429
Commercial
Retail centers	1,848,072	—	1,694,443	3,542,515
Office buildings	2,713,461	107,314	272,577	2,878,724
Arena	933,353	577,275	—	356,078
Corporate and other equipment	11,401	—	—	11,401
Total completed rental properties	7,307,233	707,551	3,038,465	9,638,147
Projects under construction
Residential	260,579	95,019	64,305	229,865
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	13,001	13,001
Total projects under construction	260,579	95,019	77,306	242,866
Projects under development
Operating properties	17,474	—	3,560	21,034
Residential	144,313	20,841	6,049	129,521
Commercial
Retail centers	27,284	—	3,461	30,745
Office buildings	85,829	14,259	3,110	74,680
Total projects under development	274,900	35,100	16,180	255,980
Total projects under construction and development	535,479	130,119	93,486	498,846
Land inventory	128,688	6,575	7,705	129,818
Total Real Estate	7,971,400	844,245	3,139,656	10,266,811
Less accumulated depreciation	(1,469,328)	(61,112)	(690,053)	(2,098,269)
Real Estate, net	6,502,072	783,133	2,449,603	8,168,542
Cash and equivalents	280,206	26,179	57,704	311,731
Restricted cash and escrowed funds	347,534	82,505	80,244	345,273
Notes and accounts receivable, net	455,561	37,482	51,800	469,879
Investments in and advances to unconsolidated entities	447,165	(247,642)	(423,838)	270,969
Lease and mortgage procurement costs, net	167,487	19,583	91,599	239,503
Prepaid expenses and other deferred costs, net	142,465	14,951	12,038	139,552
Intangible assets, net	105,364	—	16,812	122,176
Development project held for sale	504,171	137,341	—	366,830
Total Assets	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,151,183	$18,771	$815,368	$1,947,780
Commercial
Retail centers	866,022	—	1,327,956	2,193,978
Office buildings	1,711,904	73,966	229,288	1,867,226
Arena	450,560	305,489	—	145,071
Total completed rental properties	4,179,669	398,226	2,372,612	6,154,055
Projects under construction
Residential	135,517	42,569	31,059	124,007
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under construction	135,517	42,569	31,059	124,007
Projects under development
Operating properties	5,000	—	—	5,000
Residential	31,320	—	—	31,320
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	36,320	—	—	36,320
Total projects under construction and development	171,837	42,569	31,059	160,327
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,351,506	440,795	2,412,251	6,322,962
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	132,008	34,922	16,669	113,755
Operating accounts payable and accrued expenses	576,805	73,535	165,378	668,648
Accrued derivative liability	123,107	25	7,299	130,381
Total Accounts payable, accrued expenses and other liabilities	831,920	108,482	189,346	912,784
Cash distributions and losses in excess of investments in unconsolidated entities	256,843	(27,049)	(265,635)	18,257
Deferred income taxes	485,894	—	—	485,894
Mortgage debt, nonrecourse of development project held for sale	228,000	59,669	—	168,331
Total Liabilities	6,854,163	581,897	2,335,962	8,608,228
Redeemable Noncontrolling Interest	171,743	171,743	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,716,788	—	—	1,716,788
Accumulated other comprehensive loss	(76,582)	—	—	(76,582)
Total Shareholders’ Equity	1,640,206	—	—	1,640,206
Noncontrolling interest	285,913	99,892	—	186,021
Total Equity	1,926,119	99,892	—	1,826,227
Total Liabilities and Equity	$8,952,025	$853,532	$2,335,962	$10,434,455

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended September 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$132,536	$3,701	$70,180	$199,015
Tenant recoveries	30,082	1,945	18,374	46,511
Service and management fees	12,150	18	1,828	13,960
Parking and other	13,604	309	5,633	18,928
Arena	25,039	11,380	—	13,659
Land sales	15,123	1,512	247	13,858
Subsidized Senior Housing	—	—	11,010	11,010
Military Housing	6,209	—	1,375	7,584
Total revenues	234,743	18,865	108,647	324,525
Expenses
Property operating and management	92,347	2,758	29,068	118,657
Real estate taxes	19,691	797	9,418	28,312
Ground rent	2,411	95	2,896	5,212
Arena operating	17,105	7,693	—	9,412
Cost of land sales	2,879	266	—	2,613
Subsidized Senior Housing operating	—	—	7,106	7,106
Military Housing operating	1,958	—	778	2,736
Corporate general and administrative	13,763	—	—	13,763
	150,154	11,609	49,266	187,811
Depreciation and amortization	55,511	4,888	21,521	72,144
Write-offs of abandoned development projects and demolition costs	456	—	—	456
Impairment of real estate	966	—	—	966
Total expenses	207,087	16,497	70,787	261,377
Operating income	27,656	2,368	37,860	63,148
Interest expense	(59,312)	(7,605)	(25,858)	(77,565)
Amortization of mortgage procurement costs	(2,074)	(43)	(808)	(2,839)
Gain (loss) on extinguishment of debt	(49)	(37)	312	300
Interest and other income	10,096	469	97	9,724
Net gain (loss) on disposition of full or partial interests in rental properties	(146)	27	9,189	9,016
Earnings (loss) before income taxes	(23,829)	(4,821)	20,792	1,784
Income tax expense (benefit)
Current	3,493	—	—	3,493
Deferred	(3,858)	—	—	(3,858)
	(365)	—	—	(365)

Earnings (loss) from unconsolidated entities, gross of tax	19,346	17	(20,792)	(1,463)
Net loss	(4,118)	(4,804)	—	686
Noncontrolling interests
Loss attributable to noncontrolling interests, gross of tax	4,804	4,804	—	—

Net earnings attributable to Forest City Enterprises, Inc.	$686	$—	$—	$686

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Nine Months Ended September 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$391,019	$11,091	$212,277	$4,015	$596,220
Tenant recoveries	89,146	5,234	55,530	1,377	140,819
Service and management fees	36,053	95	5,433	—	41,391
Parking and other	38,272	800	16,690	36	54,198
Arena	84,968	38,420	—	—	46,548
Land sales	50,367	4,974	2,688	1,601	49,682
Subsidized Senior Housing	—	—	32,750	—	32,750
Military Housing	24,092	1,358	4,221	—	26,955
Total revenues	713,917	61,972	329,589	7,029	988,563
Expenses
Property operating and management	283,075	6,118	84,326	2,539	363,822
Real estate taxes	59,445	2,404	27,968	(667)	84,342
Ground rent	6,465	270	10,030	—	16,225
Arena operating	55,399	24,805	—	—	30,594
Cost of land sales	17,081	1,524	990	1,142	17,689
Subsidized Senior Housing operating	—	—	21,731	—	21,731
Military Housing operating	10,216	1,311	2,301	—	11,206
Corporate general and administrative	35,383	—	—	—	35,383
	467,064	36,432	147,346	3,014	580,992
Depreciation and amortization	169,838	14,250	64,504	986	221,078
Write-offs of abandoned development projects and demolition costs	1,389	—	—	—	1,389
Impairment of real estate	130,795	—	—	—	130,795
Total expenses	769,086	50,682	211,850	4,000	934,254
Operating income (loss)	(55,169)	11,290	117,739	3,029	54,309
Interest expense	(178,917)	(19,981)	(81,763)	(5,538)	(246,237)
Amortization of mortgage procurement costs	(5,967)	(293)	(2,397)	(41)	(8,112)
Gain (loss) on extinguishment of debt	(927)	(37)	16	(448)	(1,322)
Interest and other income	33,974	1,501	293	—	32,766
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)
Net gain (loss) on disposition of full or partial interests in rental properties	(613)	27	50,075	28,042	77,477
Earnings (loss) before income taxes	(227,209)	(10,872)	83,963	25,044	(107,330)
Income tax expense (benefit)
Current	8,992	—	—	3,675	12,667
Deferred	(52,373)	—	—	8,407	(43,966)
	(43,381)	—	—	12,082	(31,299)
Net gain on change in control of interests	2,759	—	—	—	2,759
Earnings (loss) from unconsolidated entities, gross of tax	80,543	94	(83,963)	—	(3,514)
Earnings (loss) from continuing operations	(100,526)	(10,778)	—	12,962	(76,786)
Discontinued operations, net of tax
Operating loss from rental properties	(1,844)	(8)	—	1,836	—
Gain on disposition of rental properties	14,856	58	—	(14,798)	—
	13,012	50	—	(12,962)	—
Net loss	(87,514)	(10,728)	—	—	(76,786)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	10,778	10,778	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(50)	(50)	—	—	—
	10,728	10,728	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(76,786)	$—	$—	$—	$(76,786)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended September 30, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$151,855	$5,353	$63,874	$9,033	$219,409
Tenant recoveries	37,890	2,128	15,032	2,863	53,657
Service and management fees	14,040	39	1,122	2	15,125
Parking and other	13,637	339	5,721	79	19,098
Arena	25,277	11,451	—	—	13,826
Land sales	22,523	1,967	—	—	20,556
Subsidized Senior Housing	—	—	10,851	—	10,851
Military Housing	11,471	1,774	1,357	—	11,054
Total revenues	276,693	23,051	97,957	11,977	363,576
Expenses
Property operating and management	107,140	2,723	26,142	4,247	134,806
Real estate taxes	20,825	803	8,246	2,340	30,608
Ground rent	1,181	93	4,072	—	5,160
Arena operating	16,286	7,175	—	—	9,111
Cost of land sales	14,186	1,028	81	—	13,239
Subsidized Senior Housing operating	—	—	7,549	—	7,549
Military Housing operating	7,890	1,684	746	—	6,952
Corporate general and administrative	13,994	—	—	—	13,994
	181,502	13,506	46,836	6,587	221,419
Depreciation and amortization	88,232	4,821	17,261	3,044	103,716
Write-offs of abandoned development projects and demolition costs	3,459	—	—	—	3,459
Impairment of real estate	—	—	—	6,870	6,870
Net (gain) loss on land held for divestiture activity	8,925	720	(79)	—	8,126
Total expenses	282,118	19,047	64,018	16,501	343,590
Operating income (loss)	(5,425)	4,004	33,939	(4,524)	19,986

Interest expense	(82,253)	(6,898)	(24,339)	(3,436)	(103,130)
Amortization of mortgage procurement costs	(2,300)	(185)	(743)	(122)	(2,980)
Gain (loss) on extinguishment of debt	23,666	—	(50)	—	23,616
Interest and other income	14,957	539	128	37	14,583
Net gain on disposition of full or partial interests in rental properties	386,559	—	34,281	22,335	443,175
Earnings (loss) before income taxes	335,204	(2,540)	43,216	14,290	395,250
Income tax expense (benefit)
Current	36,865	—	—	8,983	45,848
Deferred	108,090	—	—	(229)	107,861
	144,955	—	—	8,754	153,709
Earnings from unconsolidated entities, gross of tax
Equity in earnings	43,924	472	(43,137)	—	315
Net gain on land held for divestiture activity	79	—	(79)	—	—
	44,003	472	(43,216)	—	315
Earnings (loss) from continuing operations	234,252	(2,068)	—	5,536	241,856
Discontinued operations, net of tax:
Operating earnings (loss) from rental properties	(706)	10	—	716	—
Impairment of real estate	(4,206)	—	—	4,206	—
Gain on disposition of rental properties	10,583	125	—	(10,458)	—
	5,671	135	—	(5,536)	—
Net earnings (loss)	239,923	(1,933)	—	—	241,856
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	2,068	2,068	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(135)	(135)	—	—	—
	1,933	1,933	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$241,856	$—	$—	$—	$241,856

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Nine Months Ended September 30, 2013 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$449,583	$14,739	$195,359	$37,571	$667,774
Tenant recoveries	121,881	7,024	44,553	13,085	172,495
Service and management fees	42,448	140	3,773	105	46,186
Parking and other	40,470	983	17,208	896	57,591
Arena	76,270	34,426	—	—	41,844
Land sales	56,992	3,511	—	6,600	60,081
Subsidized Senior Housing	—	—	32,589	—	32,589
Military Housing	36,930	5,949	4,076	—	35,057
Total revenues	824,574	66,772	297,558	58,257	1,113,617
Expenses
Property operating and management	332,498	8,746	80,397	20,295	424,444
Real estate taxes	65,434	2,458	24,597	6,999	94,572
Ground rent	5,184	285	11,024	—	15,923
Arena operating	56,596	25,076	—	—	31,520
Cost of land sales	31,718	1,740	114	5,290	35,382
Subsidized Senior Housing operating	—	—	21,994	—	21,994
Military Housing operating	22,814	5,643	2,241	—	19,412
Corporate general and administrative	38,531	—	—	—	38,531
	552,775	43,948	140,367	32,584	681,778
Depreciation and amortization	236,488	13,620	53,886	11,548	288,302
Write-offs of abandoned development projects and demolition costs	17,012	—	—	—	17,012
Impairment of real estate	1,175	—	—	6,870	8,045
Net (gain) loss on land held for divestiture activity	(3,383)	5,308	(2,590)	—	(11,281)
Total expenses	804,067	62,876	191,663	51,002	983,856
Operating income	20,507	3,896	105,895	7,255	129,761

Interest expense	(246,832)	(21,314)	(73,723)	(11,258)	(310,499)
Amortization of mortgage procurement costs	(7,567)	(530)	(2,280)	(483)	(9,800)
Gain (loss) on extinguishment of debt	18,718	—	761	(36)	19,443
Interest and other income	37,382	1,441	391	263	36,595
Net gain on disposition of full or partial interests in rental properties	386,559	—	32,771	37,971	457,301
Earnings (loss) before income taxes	208,767	(16,507)	63,815	33,712	322,801
Income tax expense (benefit)
Current	(3,265)	—	—	12,716	9,451
Deferred	121,085	—	—	3,801	124,886
	117,820	—	—	16,517	134,337
Net gain on change in control of interests	2,762	—	—	—	2,762
Earnings (loss) from unconsolidated entities, gross of tax
Equity in earnings (loss)	56,680	(644)	(61,225)	—	(3,901)
Net gain on land held for divestiture activity	2,590	—	(2,590)	—	—
	59,270	(644)	(63,815)	—	(3,901)
Earnings (loss) from continuing operations	152,979	(17,151)	—	17,195	187,325
Discontinued operations, net of tax
Operating earnings from rental properties	1,674	74	—	(1,600)	—
Impairment of real estate	(4,206)	—	—	4,206	—
Gain on disposition of rental properties	25,761	5,960	—	(19,801)	—
	23,229	6,034	—	(17,195)	—
Net earnings (loss)	176,208	(11,117)	—	—	187,325
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	17,151	17,151	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(6,034)	(6,034)	—	—	—
	11,117	11,117	—	—	—
Net earnings attributable to Forest City Enterprises, Inc.	$187,325	$—	$—	$—	$187,325
Preferred dividends	(185)	—	—	—	(185)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$187,140	$—	$—	$—	$187,140

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – September 30, 2014
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - September 30, 2014
Completed Rental Properties
	Q3 2014	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)(5)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$31.4	$2.3	$33.7	$134.8	$(1,319.6)
Specialty Retail Centers	13.8	(0.3)	13.5	54.0	(526.3)
Subtotal Retail	$45.2	$2.0	$47.2	$188.8	$(1,845.9)
Office
Life Science	$12.7	$1.4	$14.1	$56.4	$(376.8)
New York	35.6	0.2	35.8	143.2	(1,201.2)
Central Business District	5.0	—	5.0	20.0	(95.8)
Suburban/Other	4.1	—	4.1	16.4	(149.9)
Subtotal Office	$57.4	$1.6	$59.0	$236.0	$(1,823.7)
Arena	$4.6	$4.4	$9.0	$35.8	$(146.8)
Residential Real Estate
Apartments, Core Markets	$29.0	$4.9	$33.9	$135.6	$(1,439.1)
Apartments, Non-Core Markets	10.3	1.2	11.5	46.0	(424.4)
Subsidized Senior Housing	3.8	0.3	4.1	16.4	(118.8)
Military Housing	4.9	(1.1)	3.8	15.0	(28.8)

Subtotal Rental Properties	$155.2	$13.3	$168.5	$673.6	$(5,827.5)
Other	(8.8)	—	(8.8)	(35.0)	—
Total Rental Properties	$146.4	$13.3	$159.7	$638.6	$(5,827.5)

Development Pipeline				Book Value (4)
Projects under construction (5)				$259.4	$(97.3)
Projects under development				$483.9	$(112.3)
Land inventory				$116.4	$(8.6)
Other Tangible Assets
Cash and equivalents				$220.0
Restricted cash and escrowed funds				$353.2
Notes and accounts receivable, net (6)				$456.8
Net investments and advances to unconsolidated entities				$101.2
Prepaid expenses and other deferred costs, net				$131.6
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Convertible senior debt				$(700.0)
Less: convertible debt				$700.0
Construction payables				$(98.6)
Operating accounts payable and accrued expenses (7)				$(669.3)
Weighted Average Shares Outstanding - Diluted
Number of shares for the three months ended September 30, 2014 (in millions)				235.8

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – September 30, 2014 (continued)

(1)	Q3 2014 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended September 30, 2014 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments required to arrive at an estimated annualized stabilized NOI for those properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

Property	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of October 27, 2014
	(in millions)
Apartments:
Radian	$0.0	$65.0	49%; Retail: 100%
The Yards - Twelve12	$119.5	$119.5	60%; Retail: 96%
3700M	$0.0	$22.7	33%
1111 Stratford (Non-Core Market)	$23.9	$23.9	95%
Aster Conservatory Green	$49.5	$44.6	80%
Specialty Retail Center:
The Yards - Lumber Shed	$15.5	$15.5	100%
Regional Mall:
Westchester's Ridge Hill	$891.1	$891.1	67%/77%

a)
NOI for the apartments and specialty retail center in the table above is reflected at 5% of the pro-rata cost. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties.

b)
NOI for Westchester's Ridge Hill is reflected at 4% of the pro-rata cost disclosed in the table above. This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of leased-up properties. The lease commitment percentage above represents approximately 900,000 square feet of leases that have been signed, representing 67% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 77%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $65 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q3 2014 NOI to arrive at an annual stabilized NOI of $35.8 million.

In addition, we include stabilization adjustments to the Q3 2014 NOI as follows:

d)
Due to temporary declines in occupancy at MIT 88 Sidney (Life Science) and One Pierrepont Plaza (New York Office), we have included stabilization adjustments to the Q3 2014 NOI to arrive at our estimate of stabilized NOI.

e)
Due to ongoing or planned renovations at Ballston Common Mall (Regional Mall) and Heritage (Apartment), we have included stabilization adjustments to the Q3 2014 NOI to arrive at our estimate of stabilized NOI.

f)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q3 2014 NOI to arrive at our estimate of stabilized NOI.

g)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $15.0 million.

h)	Other excludes write-offs of abandoned development projects and demolition costs of $0.5 million, tax credit income of $3.5 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q3 2014 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of September 30, 2014 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)
The Yards - Twelve12 has $31.5 million of project costs and $24.3 million of related mortgage debt at pro-rata consolidation recorded in projects under construction in our balance sheet at September 30, 2014, due to the property's phased opening. For NAV component purposes, these respective project costs and associated mortgage debt have been reclassed from the "Projects under construction" to the "Completed Rental Properties" section, since all NOI for the property is included in the "Completed Rental Properties" section through the net stabilized adjustments column.

(6)	Includes $164.7 million of straight-line rent receivable (net of $10.5 million of allowance for doubtful accounts).

(7)	Includes $37.6 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data - September 30, 2014 and 2013
Retail and office occupancy data presented below represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under lease by gross leasable area ("GLA"). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy as of September 30,
Retail	2014	2013
Comparable	92.1%	91.6%
Total	91.9%	91.8%
Office
Comparable	92.9%	92.5%
Total	92.4%	91.0%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Nine Months Ended September 30,
Residential	2014	2013
Comparable	95.0%	94.8%
Total	92.2%	93.1%
The graph below provides comparable leased occupancy data as reported in previous quarters. Prior period amounts may differ from above because the properties that qualify as comparable change from period to period.
Comparable Occupancy Percentage Recap

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1) (2)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in this supplemental package.

(2)
The increases for the rolling 12-months ended September 30, 2014, March 31, 2014 and December 31, 2013 over prior periods are partially due to the inclusion of sales data at Westchester’s Ridge Hill and the exclusion of sales data at Orchard Town Center (disposed Q4-13) and Promenade Bolingbrook (classified as held for sale as of March 31, 2014 and disposed Q2-14). With a comparable inclusion of Westchester’s Ridge Hill and exclusion of Orchard Town Center and Promenade Bolingbrook sales data, sales per square foot for the rolling 12-months ended September 30, 2013, December 31, 2013, March 31, 2014 and June 30, 2014 would have been $508, $514, $512 and $520, respectively.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot ("SF") on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q4 2013	24	79,493	$59.29	$49.53	19.7%
Q1 2014	32	114,132	$52.60	$42.93	22.5%
Q2 2014	60	152,130	$82.45	$63.13	30.6%
Q3 2014	45	128,871	$50.33	$41.58	21.0%
Total	161	474,626	$62.97	$50.20	25.4%

Specialty Retail Centers

Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q4 2013	3	4,905	$31.46	$30.24	4.0%
Q1 2014	2	8,994	$34.14	$35.37	(3.5)%
Q2 2014	18	120,433	$50.68	$44.01	15.2%
Q3 2014	4	9,169	$32.40	$30.36	6.7%
Total	27	143,501	$47.75	$42.08	13.5%

Office Buildings
The following table represent those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Calendar Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q4 2013	27	120,088	$18.74	$17.63	6.3%	5	15,468	$18.50	135,556
Q1 2014	19	190,669	$47.26	$43.21	9.4%	4	11,324	$20.82	201,993
Q2 2014	20	189,441	$26.64	$23.89	11.5%	5	40,891	$24.94	230,332
Q3 2014	14	136,474	$55.11	$55.63	(0.9)%	3	21,513	$21.18	157,987
Total	80	636,672	$37.73	$35.56	6.1%	17	89,196	$22.39	725,868

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our Apartment Communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended September 30,			Three Months Ended September 30,
Communities (1)	at Pro-Rata % (3)	2014	2013	% Change	2014	2013	% Change
Core Markets	8,628	$1,854	$1,790	3.6%	95.7%	95.3%	0.4%
Non-Core Markets	8,550	$973	$950	2.4%	95.0%	94.3%	0.7%
Total Comparable Apartments	17,178	$1,416	$1,372	3.2%	95.5%	94.9%	0.6%

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Nine Months Ended September 30,			Nine Months Ended September 30,
Communities (1)	at Pro-Rata % (3)	2014	2013	% Change	2014	2013	% Change
Core Markets	8,190	$1,840	$1,774	3.7%	95.5%	95.1%	0.4%
Non-Core Markets	8,550	$965	$942	2.4%	94.1%	94.1%	—
Total Comparable Apartments	16,740	$1,393	$1,349	3.3%	95.0%	94.8%	0.2%

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	September 30,	June 30,		September 30,	June 30,
Communities (1)	at Pro-Rata % (3)	2014	2014	% Change	2014	2014	% Change
Core Markets	8,709	$1,866	$1,843	1.2%	95.7%	95.8%	(0.1)%
Non-Core Markets	8,550	$973	$965	0.8%	95.0%	94.1%	0.9%
Total Comparable Apartments	17,259	$1,424	$1,408	1.1%	95.5%	95.2%	0.3%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended September 30, 2014, 18.7% of leasable units in core markets and 3.8% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata (% change over same period prior year)

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
Retail	6.5%	0.5%
Office	4.7%	4.9%
Apartments	3.4%	4.7%
Total	4.8%	3.6%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages furnished with the Securities and Exchange Commission and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						11 Months Ended	Years Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	October 31, 2013		December 31, 2013	January 31, 2013	January 31, 2012
Retail	6.5%	2.3%	(2.7)%	3.6%	0.5%	Retail	3.6%	2.1%	2.6%
Office	4.7%	7.1%	1.6%	(9.3)%	(4.0)%	Office	(6.4)%	2.1%	(2.6)%
Apartments	3.4%	4.6%	5.5%	3.3%	5.3%	Apartments	4.7%	7.3%	7.3%
Total	4.8%	5.0%	1.5%	(2.0)%	(0.1)%	Total	(0.2)%	3.2%	1.4%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended September 30, 2014				Three Months Ended September 30, 2013				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$74,524	$—	$—	$74,524	$71,627	$—	$—	$71,627	4.0%	4.0%
Adjusted operating expenses	33,414	—	—	33,414	33,011	—	—	33,011	1.2%	1.2%
Comparable NOI	41,110	—	—	41,110	38,616	—	—	38,616	6.5%	6.5%
Non-Comparable NOI	4,091	(34)	—	4,125	12,919	787	4,346	16,478
Total	45,201	(34)	—	45,235	51,535	787	4,346	55,094
Office Buildings
Comparable
Adjusted revenues	105,525	4,798	—	100,727	100,316	4,530	—	95,786	5.2%	5.2%
Adjusted operating expenses	46,274	2,512	—	43,762	43,593	2,220	—	41,373	6.2%	5.8%
Comparable NOI	59,251	2,286	—	56,965	56,723	2,310	—	54,413	4.5%	4.7%
Non-Comparable NOI	548	78	—	470	4,487	841	748	4,394
Total	59,799	2,364	—	57,435	61,210	3,151	748	58,807
Apartments
Comparable
Adjusted revenues	75,970	657	—	75,313	73,478	661	—	72,817	3.4%	3.4%
Adjusted operating expenses	34,022	252	—	33,770	32,814	156	—	32,658	3.7%	3.4%
Comparable NOI	41,948	405	—	41,543	40,664	505	—	40,159	3.2%	3.4%
Non-Comparable NOI	(2,251)	(28)	—	(2,223)	(22)	710	—	(732)
Total	39,697	377	—	39,320	40,642	1,215	—	39,427
Arena	8,257	3,687	—	4,570	8,991	4,276	—	4,715
Subsidized Senior Housing	3,890	71	—	3,819	3,364	212	—	3,152
Military Housing	4,898	—	—	4,898	4,387	89	—	4,298
Hotels	—	—	—	—	302	—	41	343
Land sales	—	—	—	—	502	—	—	502
Write-offs of abandoned development projects and demolition costs	(456)	—	—	(456)	(3,459)	—	—	(3,459)
Other (1)	(8,652)	(268)	—	(8,384)	(9,752)	(659)	76	(9,017)
Total Rental Properties
Comparable
Adjusted revenues	256,019	5,455	—	250,564	245,421	5,191	—	240,230	4.3%	4.3%
Adjusted operating expenses	113,710	2,764	—	110,946	109,418	2,376	—	107,042	3.9%	3.6%
Comparable NOI	142,309	2,691	—	139,618	136,003	2,815	—	133,188	4.6%	4.8%
Non-Comparable NOI	10,325	3,506	—	6,819	21,719	6,256	5,211	20,674
Total	152,634	6,197	—	146,437	157,722	9,071	5,211	153,862
Land Development Group	14,585	1,545	—	13,040	9,215	1,175	—	8,040
Corporate Activities	(15,396)	—	—	(15,396)	(13,574)	310	—	(13,884)
Grand Total	$151,823	$7,742	$—	$144,081	$153,363	$10,556	$5,211	$148,018

(1)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013				% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$194,731	$—	$—	$194,731	$192,501	$—	$—	$192,501	1.2%	1.2%
Adjusted operating expenses	87,757	—	—	87,757	86,074	—	—	86,074	2.0%	2.0%
Comparable NOI	106,974	—	—	106,974	106,427	—	—	106,427	0.5%	0.5%
Non-Comparable NOI	22,917	(34)	3,678	26,629	55,635	3,235	15,255	67,655
Total	129,891	(34)	3,678	133,603	162,062	3,235	15,255	174,082
Office Buildings
Comparable
Adjusted revenues	308,697	13,691	—	295,006	298,140	13,149	—	284,991	3.5%	3.5%
Adjusted operating expenses	133,639	6,799	—	126,840	131,179	6,435	—	124,744	1.9%	1.7%
Comparable NOI	175,058	6,892	—	168,166	166,961	6,714	—	160,247	4.8%	4.9%
Non-Comparable NOI	(814)	205	(43)	(1,062)	6,382	1,083	5,439	10,738
Total	174,244	7,097	(43)	167,104	173,343	7,797	5,439	170,985
Apartments
Comparable
Adjusted revenues	220,331	1,820	—	218,511	213,848	1,817	—	212,031	3.0%	3.1%
Adjusted operating expenses	98,918	699	—	98,219	97,726	544	—	97,182	1.2%	1.1%
Comparable NOI	121,413	1,121	—	120,292	116,122	1,273	—	114,849	4.6%	4.7%
Non-Comparable NOI	1,654	850	—	804	(176)	1,416	181	(1,411)
Total	123,067	1,971	—	121,096	115,946	2,689	181	113,438
Arena	29,478	13,615	—	15,863	19,674	9,350	—	10,324
Subsidized Senior Housing	10,971	214	—	10,757	10,654	417	—	10,237
Military Housing	15,578	47	—	15,531	16,339	306	—	16,033
Hotels	—	—	—	—	1,693	—	2,535	4,228
Land sales (1)	488	13	459	934	9,444	—	1,310	10,754
Write-offs of abandoned development projects and demolition costs	(1,389)	—	—	(1,389)	(17,012)	—	—	(17,012)
Other (2)	(31,288)	—	—	(31,288)	(37,987)	(2,523)	525	(34,939)
Total Rental Properties
Comparable
Adjusted revenues	723,759	15,511	—	708,248	704,489	14,966	—	689,523	2.7%	2.7%
Adjusted operating expenses	320,314	7,498	—	312,816	314,979	6,979	—	308,000	1.7%	1.6%
Comparable NOI	403,445	8,013	—	395,432	389,510	7,987	—	381,523	3.6%	3.6%
Non-Comparable NOI	47,595	14,910	4,094	36,779	64,646	13,284	25,245	76,607
Total	451,040	22,923	4,094	432,211	454,156	21,271	25,245	458,130
Land Development Group	41,100	4,212	—	36,888	19,872	2,350	—	17,522
Corporate Activities	(39,745)	—	—	(39,745)	(42,802)	—	—	(42,802)
Grand Total	$452,395	$27,135	$4,094	$429,354	$431,226	$23,621	$25,245	$432,850

(1)	Includes $8,927 of NOI generated from certain non-outlot land sales at full and pro-rata consolidation for the nine months ended September 30, 2013.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

NOI by Product Type	$485,913	NOI by Product Type	$504,124
Hotels	—	Hotels	4,228
Non-outlot land sale	—	Non-outlot land sale	8,927
Arena	15,863	Arena	10,324
Corporate Activities	(39,745)	Corporate Activities	(42,802)
Write-offs of abandoned development projects and demolition costs	(1,389)	Write-offs of abandoned development projects and demolition costs	(17,012)
Other (3)	(31,288)	Other (3)	(34,939)
Grand Total NOI	$429,354	Grand Total NOI	$432,850

(1)	Includes commercial and residential outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013

NOI by Market	$470,382	NOI by Market	$488,091
Hotels	—	Hotels	4,228
Non-outlot land sale	—	Non-outlot land sale	8,927
Arena	15,863	Arena	10,324
Military Housing	15,531	Military Housing	16,033
Corporate Activities	(39,745)	Corporate Activities	(42,802)
Write-offs of abandoned development projects and demolition costs	(1,389)	Write-offs of abandoned development projects and demolition costs	(17,012)
Other (3)	(31,288)	Other (3)	(34,939)
Grand Total NOI	$429,354	Grand Total NOI	$432,850

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended September 30, 2014					Three Months Ended September 30, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$234,743	$18,865	$108,647	$—	$324,525	$276,693	$23,051	$97,957	$11,977	$363,576
Exclude straight-line adjustment	153	—	—	—	153	(4,112)	—	—	(216)	(4,328)
Add interest and other income	10,096	469	97	—	9,724	14,957	539	128	37	14,583
Equity in earnings (loss) of unconsolidated entities	19,346	17	(20,792)	—	(1,463)	44,003	472	(43,216)	—	315
Exclude net gain on land held for divestiture of unconsolidated entities	—	—	—	—	—	(79)	—	79	—	—
Exclude operating expenses of unconsolidated entities	49,266	—	(49,266)	—	—	46,836	—	(46,836)	—	—
Exclude gain on disposition of unconsolidated entities	(9,189)	—	9,189	—	—	(34,281)	—	34,281	—	—
Exclude depreciation and amortization of unconsolidated entities	22,329	—	(22,329)	—	—	18,004	—	(18,004)	—	—
Exclude interest expense of unconsolidated entities	25,858	—	(25,858)	—	—	24,339	—	(24,339)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	(312)	—	312	—	—	50	—	(50)	—	—
Adjusted revenues	352,290	19,351	—	—	332,939	386,410	24,062	—	11,798	374,146
Operating expenses	150,154	11,609	49,266	—	187,811	181,502	13,506	46,836	6,587	221,419
Operating expenses of unconsolidated entities	49,266	—	(49,266)	—	—	46,836	—	(46,836)	—	—
Write-offs of abandoned development projects and demolition costs	456	—	—	—	456	3,459	—	—	—	3,459
Non-Real Estate depreciation and amortization	1,217	—	—	—	1,217	1,119	—	—	—	1,119
Exclude straight-line rent adjustment	(626)	—	—	—	(626)	131	—	—	—	131
Adjusted operating expenses	200,467	11,609	—	—	188,858	233,047	13,506	—	6,587	226,128
Net operating income	$151,823	$7,742	$—	$—	$144,081	$153,363	$10,556	$—	$5,211	$148,018
Interest expense	(59,312)	(7,605)	(25,858)	—	(77,565)	(82,253)	(6,898)	(24,339)	(3,436)	(103,130)
Interest expense of unconsolidated entities	(25,858)	—	25,858	—	—	(24,339)	—	24,339	—	—
Gain (loss) on extinguishment of debt	(49)	(37)	312	—	300	23,666	—	(50)	—	23,616
Gain (loss) on extinguishment of debt of unconsolidated entities	312	—	(312)	—	—	(50)	—	50	—	—
Equity in (earnings) loss of unconsolidated entities	(19,346)	(17)	20,792	—	1,463	(44,003)	(472)	43,216	—	(315)
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	(8,925)	(720)	79	—	(8,126)
Net gain on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	79	—	(79)	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	(146)	27	9,189	—	9,016	386,559	—	34,281	22,335	443,175
Gain on disposition of unconsolidated entities	9,189	—	(9,189)	—	—	34,281	—	(34,281)	—	—
Impairment of consolidated and unconsolidated real estate	(966)	—	—	—	(966)	—	—	—	(6,870)	(6,870)
Depreciation and amortization—Real Estate Groups (a)	(54,294)	(4,888)	(21,521)	—	(70,927)	(87,113)	(4,821)	(17,261)	(3,044)	(102,597)
Amortization of mortgage procurement costs	(2,074)	(43)	(808)	—	(2,839)	(2,300)	(185)	(743)	(122)	(2,980)
Depreciation and amortization of unconsolidated entities	(22,329)	—	22,329	—	—	(18,004)	—	18,004	—	—
Straight-line rent adjustment	(779)	—	—	—	(779)	4,243	—	—	216	4,459
Earnings (loss) before income taxes	$(23,829)	$(4,821)	$20,792	$—	$1,784	$335,204	$(2,540)	$43,216	$14,290	$395,250

(a) Depreciation and amortization—Real Estate Groups	$54,294	$4,888	$21,521	$—	$70,927	$87,113	$4,821	$17,261	$3,044	$102,597
Depreciation and amortization—Non-Real Estate	1,217	—	—	—	1,217	1,119	—	—	—	1,119
Total depreciation and amortization	$55,511	$4,888	$21,521	$—	$72,144	$88,232	$4,821	$17,261	$3,044	$103,716

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)

	Nine Months Ended September 30, 2014					Nine Months Ended September 30, 2013
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$713,917	$61,972	$329,589	$7,029	$988,563	$824,574	$66,772	$297,558	$58,257	$1,113,617
Exclude straight-line adjustment	(4,235)	—	—	79	(4,156)	(11,638)	—	—	(691)	(12,329)
Add interest and other income	33,974	1,501	293	—	32,766	37,382	1,441	391	263	36,595
Equity in earnings (loss) of unconsolidated entities	80,543	94	(83,963)	—	(3,514)	59,270	(644)	(63,815)	—	(3,901)
Exclude net gain on land held for divestiture of unconsolidated entities	—	—	—	—	—	(2,590)	—	2,590	—	—
Exclude operating expenses of unconsolidated entities	147,346	—	(147,346)	—	—	140,367	—	(140,367)	—	—
Exclude gain on disposition of unconsolidated entities	(50,075)	—	50,075	—	—	(32,771)	—	32,771	—	—
Exclude depreciation and amortization of unconsolidated entities	66,901	—	(66,901)	—	—	56,166	—	(56,166)	—	—
Exclude interest expense of unconsolidated entities	81,763	—	(81,763)	—	—	73,723	—	(73,723)	—	—
Exclude gain on extinguishment of debt of unconsolidated entities	(16)	—	16	—	—	(761)	—	761	—	—
Adjusted revenues	1,070,118	63,567	—	7,108	1,013,659	1,143,722	67,569	—	57,829	1,133,982
Operating expenses	467,064	36,432	147,346	3,014	580,992	552,775	43,948	140,367	32,584	681,778
Operating expenses of unconsolidated entities	147,346	—	(147,346)	—	—	140,367	—	(140,367)	—	—
Write-offs of abandoned development projects and demolition costs	1,389	—	—	—	1,389	17,012	—	—	—	17,012
Non-Real Estate depreciation and amortization	3,484	—	—	—	3,484	3,679	—	—	—	3,679
Exclude straight-line rent adjustment	(1,560)	—	—	—	(1,560)	(1,337)	—	—	—	(1,337)
Adjusted operating expenses	617,723	36,432	—	3,014	584,305	712,496	43,948	—	32,584	701,132
Net operating income	$452,395	$27,135	$—	$4,094	$429,354	$431,226	$23,621	$—	$25,245	$432,850
Interest expense	(178,917)	(19,981)	(81,763)	(5,538)	(246,237)	(246,832)	(21,314)	(73,723)	(11,258)	(310,499)
Interest expense of unconsolidated entities	(81,763)	—	81,763	—	—	(73,723)	—	73,723	—	—
Gain (loss) on extinguishment of debt	(927)	(37)	16	(448)	(1,322)	18,718	—	761	(36)	19,443
Gain on extinguishment of debt of unconsolidated entities	16	—	(16)	—	—	761	—	(761)	—	—
Equity in (earnings) loss of unconsolidated entities	(80,543)	(94)	83,963	—	3,514	(59,270)	644	63,815	—	3,901
Net gain (loss) on land held for divestiture activity	—	—	—	—	—	3,383	(5,308)	2,590	—	11,281
Net gain on land held for divestiture activity of unconsolidated entities	—	—	—	—	—	2,590	—	(2,590)	—	—
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)	—	—	—	—	—
Net gain (loss) on disposition of rental properties and partial interests in rental properties	(613)	27	50,075	28,042	77,477	386,559	—	32,771	37,971	457,301
Gain on disposition of unconsolidated entities	50,075	—	(50,075)	—	—	32,771	—	(32,771)	—	—
Impairment of consolidated and unconsolidated real estate	(130,795)	—	—	—	(130,795)	(1,175)	—	—	(6,870)	(8,045)
Depreciation and amortization—Real Estate Groups (a)	(166,354)	(14,250)	(64,504)	(986)	(217,594)	(232,809)	(13,620)	(53,886)	(11,548)	(284,623)
Amortization of mortgage procurement costs	(5,967)	(293)	(2,397)	(41)	(8,112)	(7,567)	(530)	(2,280)	(483)	(9,800)
Depreciation and amortization of unconsolidated entities	(66,901)	—	66,901	—	—	(56,166)	—	56,166	—	—
Straight-line rent adjustment	2,675	—	—	(79)	2,596	10,301	—	—	691	10,992
Earnings (loss) before income taxes	$(227,209)	$(10,872)	$83,963	$25,044	$(107,330)	$208,767	$(16,507)	$63,815	$33,712	$322,801

(a) Depreciation and amortization—Real Estate Groups	$166,354	$14,250	$64,504	$986	$217,594	$232,809	$13,620	$53,886	$11,548	$284,623
Depreciation and amortization—Non-Real Estate	3,484	—	—	—	3,484	3,679	—	—	—	3,679
Total depreciation and amortization	$169,838	$14,250	$64,504	$986	$221,078	$236,488	$13,620	$53,886	$11,548	$288,302

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Results of Operations
Segment Operating Results
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the three months ended September 30, 2014 compared with the three months ended September 30, 2013.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the three months ended September 30, 2013	$222,963	$107,818	$13,826	$18,969	$363,576
Increase (decrease) due to:
Comparable portfolio	7,107	2,410	—	—	9,517
Non-comparable properties (1)	215	2,642	(167)	—	2,690
Properties in which partners' interest recently acquired	—	753	—	—	753
Recently disposed properties	(15,636)	(2,182)	—	—	(17,818)
Properties in which partial interest was recently disposed	(15,786)	—	—	—	(15,786)
Land sales	(1,164)	(1,701)	—	(3,833)	(6,698)
Military housing	—	(3,470)	—	—	(3,470)
Subsidized senior housing	—	159	—	—	159
Other	(5,405)	(3,538)	—	545	(8,398)
Revenues for the three months ended September 30, 2014	$192,294	$102,891	$13,659	$15,681	$324,525

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the three months ended September 30, 2013	$13,994	$114,685	$69,337	$9,111	$14,292	$221,419
Increase (decrease) due to:
Comparable portfolio	—	568	2,062	—	—	2,630
Non-comparable properties (1)	—	(72)	1,626	301	—	1,855
Properties in which partners' interest recently acquired	—	—	97	—	—	97
Recently disposed properties	—	(9,166)	(1,020)	—	—	(10,186)
Properties in which partial interest was recently disposed	—	(5,586)	—	—	—	(5,586)
Land cost of sales	—	(580)	(1,750)	—	(8,296)	(10,626)
Military housing	—	—	(4,216)	—	—	(4,216)
Subsidized senior housing	—	—	(443)	—	—	(443)
Development, management, Corporate and other expenses	(231)	(4,964)	(1,586)	—	(352)	(7,133)
Operating expenses for the three months ended September 30, 2014	$13,763	$94,885	$64,107	$9,412	$5,644	$187,811

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the three months ended September 30, 2013	$14,958	$67,364	$15,850	$4,792	$166	$103,130
Increase (decrease) due to:
Comparable portfolio	—	(2,366)	(1,569)	—	—	(3,935)
Non-comparable properties (1)	—	117	1,118	27	—	1,262
Properties in which partners' interest recently acquired	—	—	213	—	—	213
Recently disposed properties	—	(3,330)	(546)	—	—	(3,876)
Properties in which partial interest was recently disposed	—	(9,031)	—	—	—	(9,031)
Capitalized interest	—	(1,956)	268	—	9	(1,679)
Mark-to-market adjustments on non-designated swaps	(68)	(611)	(1,665)	—	(131)	(2,475)
Corporate borrowings	(5,309)	—	—	—	—	(5,309)
Other	—	30	(549)	—	(216)	(735)
Interest expense for the three months ended September 30, 2014	$9,581	$50,217	$13,120	$4,819	$(172)	$77,565

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up and other non-comparable properties:

		Three Months Ended September 30, 2014 vs. 2013
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Properties in lease-up:
The Yards - Boilermaker Shops	Q4-12	$47	$83	$12
The Yards - Lumbershed	Q3-13	284	47	109
Non-comparable properties:
Ballston Common Mall		(116)	(202)	(4)
Total Commercial		$215	$(72)	$117
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$470	$446	$112
3700M	Q3-14	23	71	45
Aster Conservatory Green	Q3-13/14	847	298	180
Radian	Q2-14	115	355	469
The Continental	Q1-13	501	(298)	6
The Yards - Twelve12	Q2-14	293	413	307
Non-comparable properties:
Heritage		393	341	(1)
Total Residential		$2,642	$1,626	$1,118
Commercial Group:
The decreases in revenues, operating expenses and interest expense related to recent disposals are due to the formation of new joint ventures with outside partners in eight regional retail malls in 2013 and our ongoing strategy to sell operating assets in non-core markets.
Ballston Common Mall is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group:
The increases in revenues, operating expenses and interest expense related to partner's interest recently acquired are related to 91 Sidney, an apartment community in Cambridge, Massachusetts (Q1-2014). The decreases in revenues and operating expenses for other are primarily due to third party management fees and the expenditures associated with third party management and consulting fee arrangements.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
Corporate Activities:
The decrease in interest expense is due to the redemptions of our Senior Notes due 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which is partially offset by the issuance of our Senior Notes due 2020 during 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the nine months ended September 30, 2014 compared with the nine months ended September 30, 2013.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the nine months ended September 30, 2013	$720,334	$314,978	$41,844	$36,461	$1,113,617
Increase (decrease) due to:
Comparable portfolio	8,160	6,779	—	—	14,939
Non-comparable properties (1)	5,808	4,736	4,704	—	15,248
Properties in which partners' interest recently acquired	—	5,362	—	—	5,362
Recently disposed properties	(62,515)	(6,392)	—	—	(68,907)
Properties in which partial interest was recently disposed	(55,787)	—	—	—	(55,787)
Land sales	(23,602)	(1,566)	—	14,769	(10,399)
Military housing	—	(8,102)	—	—	(8,102)
Subsidized senior housing	—	161	—	—	161
Other	(9,657)	(8,769)	—	857	(17,569)
Revenues for the nine months ended September 30, 2014	$582,741	$307,187	$46,548	$52,087	$988,563

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the nine months ended September 30, 2013	$38,531	$382,853	$201,315	$31,520	$27,559	$681,778
Increase (decrease) due to:
Comparable portfolio	—	2,647	2,075	—	—	4,722
Non-comparable properties (1)	—	(304)	4,139	(926)	—	2,909
Properties in which partners' interest recently acquired	—	—	2,528	—	—	2,528
Recently disposed properties	—	(36,173)	(3,521)	—	—	(39,694)
Properties in which partial interest was recently disposed	—	(19,367)	—	—	—	(19,367)
Land cost of sales	—	(13,579)	(1,762)	—	(2,352)	(17,693)
Military housing	—	—	(8,206)	—	—	(8,206)
Subsidized senior housing	—	—	(263)	—	—	(263)
Development, management, Corporate and other expenses	(3,148)	(11,117)	(10,277)	—	(1,180)	(25,722)
Operating expenses for the nine months ended September 30, 2014	$35,383	$304,960	$186,028	$30,594	$24,027	$580,992

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the nine months ended September 30, 2013	$45,556	$200,619	$50,631	$13,782	$(89)	$310,499
Increase (decrease) due to:
Comparable portfolio	—	(9,139)	(2,912)	—	—	(12,051)
Non-comparable properties (1)	—	6	1,659	493	—	2,158
Properties in which partners' interest recently acquired	—	—	2,425	—	—	2,425
Recently disposed properties	—	(6,629)	(1,736)	—	—	(8,365)
Properties in which partial interest was recently disposed	—	(22,792)	—	—	—	(22,792)
Capitalized interest	—	(597)	(1,946)	—	(28)	(2,571)
Mark-to-market adjustments on non-designated swaps	(222)	(677)	(4,162)	—	(131)	(5,192)
Corporate borrowings	(16,916)	—	—	—	—	(16,916)
Other	—	185	(1,129)	—	(14)	(958)
Interest expense for the nine months ended September 30, 2014	$28,418	$160,976	$42,830	$14,275	$(262)	$246,237

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up and other non-comparable properties:

		Nine Months Ended September 30, 2014 vs. 2013
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Properties in lease-up:
The Yards - Boilermaker Shops	Q4-12	$249	$106	$36
The Yards - Lumbershed	Q3-13	925	335	288
Westchester's Ridge Hill	Q2-11/12	5,025	(901)	40
Non-comparable properties:
Ballston Common Mall		(391)	156	(358)
Total Commercial		$5,808	$(304)	$6
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$844	$1,079	$318
3700M	Q3-14	23	209	44
Aster Conservatory Green	Q3-13/14	1,613	882	328
Radian	Q2-14	120	726	706
The Continental	Q1-13	1,884	136	274
The Yards - Twelve12	Q2-14	309	613	340
Non-comparable properties:
Heritage		(57)	494	(351)
Total Residential		$4,736	$4,139	$1,659
Commercial Group:
The decreases in revenues, operating expenses and interest expense related to recent disposals are due to the formation of new joint ventures with outside partners in eight regional retail malls in 2013 and our ongoing strategy to sell operating assets in non-core markets. The decreases in revenues and operating expenses for other are primarily due to a decrease in tenant reimbursable expenses at several properties in the Greater New York City metropolitan area. Additionally, the decrease in operating expenses for other is due to less development costs being expensed in 2014 compared with 2013 due to the increased amount of projects under active development. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of several nonrecourse mortgage notes.
Ballston Common Mall is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group:
The increases in revenues, operating expenses and interest expense related to partner's interest recently acquired are related to Uptown Apartments, an apartment community in Oakland, California (Q2-2013), and 91 Sidney (Q1-2014). The decreases in revenues and operating expenses for other are primarily due to third party management fees and the expenditures associated with third party management and consulting fee arrangements.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
Corporate Activities:
The decrease in operating expenses expenses is primarily due to a partial recovery of a legal settlement paid in a prior period, which was subsequently recovered in 2014. The decrease in interest expense is due to the redemptions of our Senior Notes due 2015, 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which is partially offset by the issuance of our Senior Notes due 2020 during 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net earnings attributable to Forest City Enterprises, Inc. for the three months ended September 30, 2014 was $686,000 versus $241,856,000 for the three months ended September 30, 2013. Although we have substantial recurring revenue sources, significant transactions often create substantial variances in operating results between periods. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax and net of noncontrolling interests:
Asset Dispositions - $(426,495,000)

•	$(434,159,000) related to 2013 gains on disposition of full or partial interest in rental properties and unconsolidated investments exceeding 2014 gains;

•	$8,126,000 related to the net loss on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2013;

•	$(4,925,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2013 and 2014; and

•	$4,463,000 related to increased sales in our Land Development Group in 2014 compared with 2013, primarily at our Stapleton project.
Financing Transactions - $(15,532,000)

•	$(23,316,000) related to decreased gains on extinguishment of debt in 2014 compared with 2013;

•
$5,309,000 related to a decrease in interest expense on our corporate debt due to the redemptions of our Senior Notes due 2017 and 2034, which were partially offset by the issuance of our Senior Notes due 2020 during 2013; and

•	$2,475,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $40,479,000

•
$31,572,000 related to a decrease in depreciation and amortization expense in 2014 compared with 2013 primarily due to accelerated depreciation expense at Ten MetroTech Center in 2013, the change from full consolidation method of accounting to equity method upon the formation of new joint ventures with an outside partner in seven regional retail malls in 2013 and the disposition of several rental properties during 2013 and 2014;

•	$5,904,000 related to decreased impairment of real estate (including discontinued operations) in 2014 compared with 2013; and

•	$3,003,000 related to decreased write-offs of abandoned development projects in 2014 compared with 2013.
Operations - $7,230,000

•	$10,822,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in our comparable portfolio in 2014 compared with 2013; and

•
$(3,592,000) related to a decrease in the income recognition on the allocation of state and federal historic preservation tax credits, Brownfield tax credits and new market tax credits in 2014 compared with 2013.

Income Taxes

•
$154,074,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Net loss attributable to Forest City Enterprises, Inc. for the nine months ended September 30, 2014 was $(76,786,000) versus net earnings of $187,325,000 for the nine months ended September 30, 2013. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax and net of noncontrolling interests:
Asset Dispositions - $(434,694,000)

•	$(379,824,000) related to 2013 gains on disposition of full or partial interest in rental properties and unconsolidated investments exceeding 2014 gains;

•	$(34,476,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2013 and 2014;

•	$17,121,000 related to increased sales in our Land Development Group in 2014 compared with 2013, primarily at our Stapleton project;

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

•	$(16,211,000) related to the net loss on partial disposition in Pacific Park Brooklyn, related to the formation of a new joint venture with Greenland in 2014;

•	$(11,281,000) related to the net gain on land held for divestiture activities for fully consolidated land projects and land projects accounted for under the equity method of accounting in 2013; and

•	$(10,023,000) related to decreased commercial outlot land sales in 2014 compared with 2013.
Financing Transactions - $1,343,000

•	$(20,765,000) related to decreased gains on extinguishment of debt in 2014 compared with 2013;

•
$16,916,000 related to a decrease in interest expense on our corporate debt due to the redemptions of our Senior Notes due 2015, 2017 and 2034 and the exchanges of our Senior Notes due 2014 for Class A common stock, which were partially offset by the issuance of our Senior Notes due 2020 during 2013; and

•	$5,192,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $(39,903,000)

•	$(122,750,000) related to increased impairment of real estate (including discontinued operations) in 2014 compared with 2013;

•
$67,224,000 related to a decrease in depreciation and amortization expense in 2014 compared with 2013 primarily due to accelerated depreciation expense at Ten MetroTech Center in 2013, the change from full consolidation method of accounting to equity method upon the formation of new joint ventures with an outside partner in seven regional retail malls in 2013 and the disposition of several rental properties during 2013 and 2014. These decreases were partially offset by the change from equity method of accounting to full consolidation method upon the acquisition of our partners’ interest in two apartment communities; and

•	$15,623,000 related to decreased write-offs of abandoned development projects in 2014 compared with 2013.
Operations - $31,432,000

•	$22,268,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in our comparable portfolio in 2014 compared with 2013;

•	$5,433,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties that are in lease-up as of September 30, 2014;

•	$5,137,000 related to a combined fluctuation in revenues, operating expenses and interest expense at Barclays Center in 2014 compared with 2013;

•
$(4,554,000) related to a decrease in the income recognition on the allocation of state and federal historic preservation tax credits, Brownfield tax credits and new market tax credits in 2014 compared with 2013; and

•
$3,148,000 related to a decrease in Corporate general and administrative expenses, primarily due to a partial recovery of a legal settlement paid in a prior period, which was subsequently recovered in 2014.

Income Taxes

•
$165,636,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the nine months ended September 30, 2014, we invested $69,478,000 at pro-rata consolidation ($34,555,000 at full consolidation) in capital expenditures for our operating portfolio as compared with $83,070,000 at pro-rata consolidation ($61,857,000 at full consolidation) during the nine months ended September 30, 2013.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$686	$241,856	$(76,786)	$187,325
Depreciation and Amortization—Real Estate Groups	70,927	102,597	217,594	284,623
Impairment of depreciable rental properties	—	6,870	129,059	8,045
Gain on disposition of full or partial interests in rental properties	(9,016)	(443,175)	(77,477)	(457,301)
Income tax expense (benefit) adjustment — current and deferred (1):
Gain on disposition of full or partial interests in rental properties	3,310	172,926	32,028	178,398
Impairment of depreciable rental properties	—	(2,668)	(50,053)	(3,124)
FFO	$65,907	$78,406	$174,365	$197,966

FFO Per Share - Diluted
Numerator (in thousands):
FFO	$65,907	$78,406	$174,365	$197,966
If-Converted Method (adjustments for interest, net of tax):
3.625% Notes due 2014	—	22	—	1,645
5.000% Notes due 2016	382	382	1,147	1,147
4.250% Notes due 2018	2,277	2,277	6,830	6,830
3.625% Notes due 2020	1,664	1,324	4,993	1,324
FFO for per share data	$70,230	$82,411	$187,335	$208,912
Denominator:
Weighted average shares outstanding—Basic	198,893,584	197,442,451	198,328,900	190,919,579
Effect of stock options, restricted stock and performance shares	1,758,916	1,804,200	1,741,929	1,684,332
Effect of convertible preferred stock	—	—	—	185,199
Effect of convertible debt	32,138,215	29,877,940	32,138,215	29,813,775
Effect of convertible Class A Common Units	2,973,190	3,646,755	3,358,084	3,646,755
Weighted average shares outstanding - Diluted	235,763,905	232,771,346	235,567,128	226,249,640
FFO Per Share	$0.30	$0.35	$0.80	$0.92

(1)	The following table provides detail of income tax expense (benefit):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$(6,922)	$(25,054)	$(13,504)	$(70,431)
Deferred taxes	3,247	8,505	230	29,494
Total income tax expense (benefit) on FFO	(3,675)	(16,549)	(13,274)	(40,937)

Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$10,415	$70,902	$26,171	$79,882
Deferred taxes	(7,105)	102,024	5,857	98,516
Disposition of full or partial interests in rental properties	3,310	172,926	32,028	178,398

Impairment of depreciable rental properties
Deferred taxes	$—	$(2,668)	$(50,053)	$(3,124)
Total income tax expense (benefit) on non-FFO	3,310	170,258	(18,025)	175,274
Grand Total	$(365)	$153,709	$(31,299)	$134,337

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
	(in thousands)			(in thousands)
FFO	$65,907	$78,406		$174,365	$197,966
Net (gain) loss on land held for divestiture activity	—	8,126		—	(11,281)
Impairment of non-depreciable real estate	966	—		1,736	—
Write-offs of abandoned development projects and demolition costs	456	3,459		1,389	17,012
Tax credit income	(3,515)	(7,948)		(12,942)	(19,356)
(Gain) loss on extinguishment of debt	(300)	(23,616)		1,322	(19,443)
Change in fair market value of nondesignated hedges	55	4,771		3,046	6,496
Net gain on change in control of interests	—	—		(2,759)	(2,762)
Straight-line rent adjustments	779	(4,459)		(2,596)	(10,992)
Participation payments	—	1,431		1,469	2,801
Non-outlot land sales	—	—		—	(8,927)
Net loss on disposition of partial interest in development project	—	—		16,211	—
Nets Pre-tax FFO	947	(770)		2,361	2,128
Income tax benefit on FFO	(3,675)	(16,549)		(13,274)	(40,937)
Operating FFO	$61,620	$42,851	43.8%	$170,328	$112,705	51.1%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO	$61,620	$42,851		$170,328	$112,705
If-Converted Method (adjustments for interest, pre-tax):
3.625% Notes due 2014	—	37		—	2,687
5.000% Notes due 2016	625	625		1,875	1,875
4.250% Notes due 2018	3,719	—		11,156	—
3.625% Notes due 2020	2,719	—		8,156	—
Operating FFO for per share data	$68,683	$43,513		$191,515	$117,267

Denominator:
Weighted average shares outstanding - Diluted (1)	235,763,905	206,764,752		235,567,128	206,778,087
Operating FFO Per Share	$0.29	$0.21		$0.81	$0.57

(1)
For the three and nine months ended September 30, 2013, weighted-average shares issuable upon the conversion of convertible debt of 26,006,594 and 19,471,553, respectively, were not included in the computation of diluted Operating FFO per share because their effect is anti-dilutive under the if-converted method. As a result, adjustments to Operating FFO are not required for interest expense of $5,881,000 and $13,319,000 for the three and nine months ended September 30, 2013, respectively, related to these securities.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$45,582	$38,159	$114,691	$113,367
Residential Group	27,236	26,571	82,919	71,608
Arena	(249)	(136)	1,508	(3,630)
Land Group	13,081	7,869	37,012	17,590
Corporate Group	(24,030)	(29,612)	(65,802)	(86,230)
Operating FFO	$61,620	$42,851	$170,328	$112,705

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended September 30, 2014 vs. Three Months Ended September 30, 2013
$70.0
$60.0
$50.0
$40.0
$30.0
(in millions)
$42.9
6.4
5.6
5.3
4.3
(8.5)
5.6
$61.6
Three Months Ended September 30, 2013
NOI on mature portfolio
Stapleton land sales
Other
Decreased interest on mature portfolio
Property sales
Corporate activities and interest expense
Three Months Ended September 30, 2014

*Other of $5.3 million is primarily due to reduced expensed overhead.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Nine Months Ended September 30, 2014 vs. Nine Months Ended September 30, 2013
$190.0
$170.0
$150.0
$130.0
$110.0
$90.0
$70.0
(in millions)
$112.7
17.6
16.3
13.9
12.8
11.1
(34.5)
20.4
$170.3
Nine Months Ended September 30, 2013
Stapleton land sales
Other
NOI on mature portfolio
Decreased interest on mature portfolio
New property openings
Property sales
Corporate activities and interest expense
Nine Months Ended September 30, 2014

*Other of $16.3 million is primarily due to reduced expensed overhead.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Openings and Projects Under Construction
as of September 30, 2014

2014 Property Openings	Location	Date Opened/ Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
						(in millions)
Residential:
Radian	Boston, MA	Q2-14/Q3-14	50%	(e)	50%	$0.0	$130.0	$65.0	240	5,000	49%; Retail: 100%
The Yards - Twelve12	Washington, D.C.	Q2-Q4/14	80%	(f)	100%	119.5	119.5	119.5	218	88,000	60%; Retail: 96%
3700M	Dallas, TX	Q3-14/Q4-14	25%	(e)	25%	0.0	90.9	22.7	381	—	33%
Total 2014 Openings						$119.5	$340.4	$207.2	839	93,000

Projects Under Construction

Residential:
2175 Market Street	San Francisco, CA	Q4-14	25%		25%	$42.3	$42.3	$10.6	88	6,000
Winchester Lofts	New Haven, CT	Q4-14	100%		100%	62.0	62.0	62.0	158	—
The Yards - Arris	Washington, D.C.	Q1-16	25%		25%	142.7	142.7	35.7	327	19,000
Blossom Plaza	Los Angeles, CA	Q2-16	25%		25%	106.7	106.7	26.7	237	19,000
B2 BKLYN (g)	Brooklyn, NY	TBD	100%		100%	193.7	193.7	193.7	363	4,000
						$547.4	$547.4	$328.7	1,173	48,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(e)	50%	$0.0	$175.3	$87.7	246,000	246,000	94%

Retail:
Antelope Valley Mall Expansion	Palmdale, CA	Q4-14	51%	(e)	51%	$0.0	$21.9	$11.2	99,000	99,000	70%
Galleria at Sunset Expansion	Henderson, NV	Q2-15	51%	(e)	51%	0.0	24.4	12.4	32,000	32,000	69%
						$0.0	$46.3	$23.6	131,000	131,000
Total Projects Under Construction						$547.4	$769.0	$440.0

Fee Development Project (h)
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q4-14	-		-	$0.0	$138.0	$0.0	234,000

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE. Upon completion, our completed rental properties recorded on the consolidated balance sheet may include costs, in addition to costs above, not allocated to our partners, such as corporate capitalized interest.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	Lease commitments as of October 27, 2014.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Represents legal ownership of the residential units. Legal ownership for the retail space is 100%.

(g)
Based on the recent events related to the construction of B2 BKLYN and the uncertainty these events have caused, including the ceasing of construction of the building and litigation between the Company and Skanska USA, the project's Construction Manager, the anticipated opening date is currently indeterminable. Total project costs as disclosed are at significant risk. Based on the most current information available, total project costs could increase up to an amount ranging from $215 million to $265 million. The Company has commenced litigation against the Construction Manager to enforce its respective rights and recover damages in regards to the fixed price contract it entered into with the Construction Manager.

(h)	This is a fee development project in which the Company has no ownership interests. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
as of September 30, 2014

Below is a summary of our active large scale development projects, referred to as our “shadow pipeline,” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $296.8 million ($126.5 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $87.1 million ($11.2 million at full consolidation).

1)	Pacific Park Brooklyn (formerly Atlantic Yards) - Brooklyn, NY
Pacific Park Brooklyn a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.
On June 30, 2014, we entered into a joint venture with Greenland Atlantic Yards, LLC, a subsidiary of Shanghai-based Greenland Holding Group Company Limited ("Greenland"), to develop the Pacific Park Brooklyn project. The joint venture will execute on the remaining development rights, including the infrastructure and vertical construction of the residential units, but excludes Barclays Center and the under construction B2 BKLYN apartment community. Under the joint venture, Greenland acquired 70% of the project and will co-develop the project with us, along with sharing in the entire project costs going forward in proportion to ownership interests. The joint venture will develop the project consistent with the approved master plan. The joint venture is accounted for on the equity method of accounting, resulting in the deconsolidation of the Pacific Park Brooklyn development project. The closing of this joint venture significantly reduced our equity requirements for the full build-out of this project, thereby reducing our development risk and improving our future liquidity.

2)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,800 residential units, 1.8 million square feet of office space and approximately 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include Foundry Lofts, Boilermaker Shops, and Lumber Shed. Phased opening began in Q2-14 for Twelve12 and is expected to be fully opened in Q4-14. Arris is currently under construction.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. Current completed projects include 855 North Wolfe Street and a 492,000 square-foot parking garage for Johns Hopkins and the active buildings at the Science + Technology Park. Currently under construction is a 234,000 square-foot commercial building being developed on a fee basis which will be fully leased by the Department of Health & Mental Hygiene (DHMH).
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 residential units and 40,000 square feet of retail stores and restaurants.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	September 30, 2014		December 31, 2013
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$56,666	$51,149	$64,395	$58,149
Commercial outlots	57,226	65,264	64,293	71,669
Total Land Inventory (1)	$113,892	$116,413	$128,688	$129,818

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation's largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of September 30, 2014, we own 310 gross acres, of which 144 acres are saleable. We also have an option to purchase an additional 849 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 13.5 acre parcel of undeveloped land located in downtown Las Vegas, NV adjacent to the City Hall.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended			Two months ended	Quarter Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	October 31, 2013
Class A Common Stock
Closing Price, end of period	$19.56	$19.87	$19.10	$19.10	$20.26
High Closing Price	$21.30	$20.09	$19.58	$20.51	$20.50
Low Closing Price	$19.17	$18.46	$17.71	$18.20	$16.91
Average Closing Price	$19.99	$19.10	$18.88	$19.32	$18.72
Total Volume	47,200,607	40,112,884	48,844,589	29,215,341	67,320,220
Average Volume	737,509	636,712	800,731	712,569	1,035,696
Common shares outstanding, end of period	179,695,113	179,662,635	178,207,223	177,556,917	177,536,314
Class B Common Stock
Closing Price, end of period	$19.83	$19.89	$19.02	$18.93	$20.41
High Closing Price	$21.30	$20.05	$19.64	$20.41	$20.41
Low Closing Price	$19.13	$18.48	$17.69	$18.30	$16.87
Average Closing Price	$20.03	$19.08	$18.90	$19.24	$18.66
Total Volume	121,763	46,127	62,624	28,007	32,292
Average Volume	1,903	732	1,027	683	497
Common shares outstanding, end of period	19,220,506	19,227,650	19,548,552	20,173,558	20,191,151
Common Equity Market Capitalization	$3,895,979,044	$3,952,334,516	$3,775,571,418	$3,773,222,568	$4,008,987,114
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at September 30, 2014, follows:

	Requirement Per Agreement	As of September 30, 2014		As of June 30, 2014		As of March 31, 2014		As of December 31, 2013
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.45x	1.72	x	1.65	x	1.60	x	1.60	x
Debt Yield Ratio	>9.25%	11.80%		11.55%		10.56%		11.57%
Cash Flow Coverage Ratio	3.00x	6.36	x	5.05	x	4.20	x	3.62	x
Total Development Ratio	<17%	7.18%		6.40%		8.36%		7.82%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,755,092		$3,675,042		$3,749,687		$3,738,475

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of September 30, 2014

	Year Ending December 31, 2014				Year Ending December 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$13,361	$1,397	$13,893	$25,857	$300,417	$73,648	$129,998	$356,767
Weighted average rate	3.62%	8.95%	5.55%	4.37%	6.41%	8.98%	5.21%	5.44%
Variable:
Variable-rate debt	1,747	25	11,138	12,860	134,364	7,151	129,559	256,772
Weighted average rate	3.84%	3.62%	3.60%	3.63%	2.87%	3.23%	2.30%	2.58%

Tax-Exempt	135,810	239	799	136,370	10	—	53,034	53,044
Weighted average rate	2.45%	2.04%	1.41%	2.44%	3.01%	—%	2.34%	2.34%
Total variable-rate debt	137,557	264	11,937	149,230	134,374	7,151	182,593	309,816
Total Nonrecourse Debt	$150,918	$1,661	$25,830	$175,087	$434,791	$80,799	$312,591	$666,583
Weighted Average Rate	2.57%	7.88%	4.58%	2.81%	5.32%	8.47%	3.52%	4.09%

	Thereafter				Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$1,878,538	$322,834	$1,705,457	$3,261,161	$2,192,316	$397,879	$1,849,348	$3,643,785
Weighted average rate	5.44%	7.56%	5.08%	5.04%	5.57%	7.83%	5.09%	5.08%
Variable:
Variable-rate debt	1,104,979	—	239,397	1,344,376	1,241,090	7,176	380,094	1,614,008
Weighted average rate	5.48%	—%	2.91%	5.03%	5.20%	3.23%	2.72%	4.62%

Tax-Exempt	447,170	13,754	164,958	598,374	582,990	13,993	218,791	787,788
Weighted average rate	1.18%	2.21%	1.37%	1.21%	1.48%	2.20%	1.60%	1.50%
Total variable-rate debt	1,552,149	13,754	404,355	1,942,750	1,824,080	21,169	598,885	2,401,796
Total Nonrecourse Debt	$3,430,687	$336,588	$2,109,812	$5,203,911	$4,016,396	$419,048	$2,448,233	$6,045,581
Weighted Average Rate	4.90%	7.35%	4.54%	4.60%	4.86%	7.56%	4.41%	4.49%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Nine Months Ended September 30, 2014 (in thousands)

	Three Months Ended September 30, 2014					Nine Months Ended September 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$129,345	$5,066	$68,015	$—	$192,294	$383,221	$14,602	$207,093	$7,029	$582,741
Exclude straight-line rent adjustment	(200)	—	—	—	(200)	(4,236)	—	—	79	(4,157)
Add interest and other income	1,579	6	59	—	1,632	5,585	49	134	—	5,670
Equity in earnings (loss) of unconsolidated entities	15,275	—	(15,792)	—	(517)	43,253	—	(43,789)	—	(536)
Exclude operating expenses of unconsolidated entities	27,462	—	(27,462)	—	—	84,883	—	(84,883)	—	—
Exclude gain on disposition of unconsolidated entities	(9,189)	—	9,189	—	—	(25,279)	—	25,279	—	—
Exclude depreciation and amortization of unconsolidated entities	14,044	—	(14,044)	—	—	43,197	—	(43,197)	—	—
Exclude interest expense of unconsolidated entities	20,277	—	(20,277)	—	—	60,949	—	(60,949)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	(312)	—	312	—	—	(312)	—	312	—	—
Adjusted revenues	198,281	5,072	—	—	193,209	591,261	14,651	—	7,108	583,718
Operating expenses	70,224	2,801	27,462	—	94,885	224,929	7,866	84,883	3,014	304,960
Operating expenses of unconsolidated entities	27,462	—	(27,462)	—	—	84,883	—	(84,883)	—	—
Write-offs of abandoned development projects and demolition costs	456	—	—	—	456	1,106	—	—	—	1,106
Non-Real Estate depreciation and amortization	255	—	—	—	255	658	—	—	—	658
Exclude straight-line rent adjustment	(597)	—	—	—	(597)	(1,471)	—	—	—	(1,471)
Adjusted operating expenses	97,800	2,801	—	—	94,999	310,105	7,866	—	3,014	305,253
Net operating income	100,481	2,271	—	—	98,210	281,156	6,785	—	4,094	278,465
Interest expense	(31,093)	(1,153)	(20,277)	—	(50,217)	(97,938)	(3,449)	(60,949)	(5,538)	(160,976)
Interest expense of unconsolidated entities	(20,277)	—	20,277	—	—	(60,949)	—	60,949	—	—
Gain (loss) on extinguishment of debt	—	—	312	—	312	(871)	—	312	(448)	(1,007)
Gain (loss) on extinguishment of debt of unconsolidated entities	312	—	(312)	—	—	312	—	(312)	—	—
Impairment of non-depreciable real estate	(966)	—	—	—	(966)	(966)	—	—	—	(966)
Loss on disposition of partial interest in development project	—	—	—	—	—	(19,590)	(3,379)	—	—	(16,211)
Amortization of mortgage procurement costs - Real Estate Groups	(2,043)	—	—	—	(2,043)	(5,802)	—	—	(41)	(5,843)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	(397)	—	—	—	(397)	2,765	—	—	(79)	2,686
Noncontrolling interest in FFO	(1,118)	(1,118)	—	—	—	43	43	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	(2,012)	—	—	2,012	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$44,899	$—	$—	$—	$44,899	$96,148	$—	$—	$—	$96,148
Depreciation and amortization - Real Estate Groups	(41,725)	—	—	—	(41,725)	(130,198)	—	—	(986)	(131,184)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	(173)	—	9,189	—	9,016	(640)	—	25,279	28,042	52,681
Gain on disposition of unconsolidated entities	9,189	—	(9,189)	—	—	25,279	—	(25,279)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	(129,059)	—	—	—	(129,059)
Non-FFO from discontinued operations	—	—	—	—	—	27,056	—	—	(27,056)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$12,190	$—	$—	$—	$12,190	$(111,414)	$—	$—	$—	$(111,414)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Nine Months Ended September 30, 2014 (in thousands) (continued)

	Three Months Ended September 30, 2014					Nine Months Ended September 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$63,303	$717	$40,305	$—	$102,891	$190,525	$3,454	$120,116	$—	$307,187
Exclude straight-line rent adjustment	13	—	—	—	13	42	—	—	—	42
Add interest and other income	5,101	129	37	—	5,009	18,145	458	152	—	17,839
Equity in earnings (loss) of unconsolidated entities	5,577	17	(5,560)	—	—	39,714	94	(40,111)	—	(491)
Exclude operating expenses of unconsolidated entities	21,027	—	(21,027)	—	—	60,465	—	(60,465)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(24,796)	—	24,796	—	—
Exclude depreciation and amortization of unconsolidated entities	8,275	—	(8,275)	—	—	23,674	—	(23,674)	—	—
Exclude interest expense of unconsolidated entities	5,480	—	(5,480)	—	—	20,518	—	(20,518)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	296	—	(296)	—	—
Adjusted revenues	108,776	863	—	—	107,913	328,583	4,006	—	—	324,577
Operating expenses	43,704	624	21,027	—	64,107	127,046	1,483	60,465	—	186,028
Operating expenses of unconsolidated entities	21,027	—	(21,027)	—	—	60,465	—	(60,465)	—	—
Write-offs of abandoned development projects	—	—	—	—	—	283	—	—	—	283
Non-Real Estate depreciation and amortization	178	—	—	—	178	472	—	—	—	472
Exclude straight-line rent adjustment	(29)	—	—	—	(29)	(89)	—	—	—	(89)
Adjusted operating expenses	64,880	624	—	—	64,256	188,177	1,483	—	—	186,694
Net operating income	43,896	239	—	—	43,657	140,406	2,523	—	—	137,883
Interest expense	(8,030)	(390)	(5,480)	—	(13,120)	(23,032)	(720)	(20,518)	—	(42,830)
Interest expense of unconsolidated entities	(5,480)	—	5,480	—	—	(20,518)	—	20,518	—	—
Gain (loss) on extinguishment of debt	(49)	(37)	—	—	(12)	(56)	(37)	(296)	—	(315)
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	(296)	—	296	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	(796)	—	—	—	(796)	(2,182)	—	—	—	(2,182)
Net gain on change in control of interests	—	—	—	—	—	2,759	—	—	—	2,759
Straight-line rent adjustment	(42)	—	—	—	(42)	(131)	—	—	—	(131)
Noncontrolling interest in FFO	188	188	—	—	—	(1,766)	(1,766)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$29,687	$—	$—	$—	$29,687	$95,184	$—	$—	$—	$95,184
Depreciation and amortization - Real Estate Groups	(24,175)	—	—	—	(24,175)	(71,367)	—	—	—	(71,367)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	24,796	—	24,796
Gain on disposition of unconsolidated entities	—	—	—	—	—	24,796	—	(24,796)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$5,512	$—	$—	$—	$5,512	$48,613	$—	$—	$—	$48,613

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Nine Months Ended September 30, 2014 (in thousands) (continued)

	Three Months Ended September 30, 2014					Nine Months Ended September 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$25,039	$11,380	$—	$—	$13,659	$84,968	$38,420	$—	$—	$46,548
Exclude straight-line rent adjustment	340	—	—	—	340	(41)	—	—	—	(41)
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	25,379	11,380	—	—	13,999	84,927	38,420	—	—	46,507
Operating expenses	17,105	7,693	—	—	9,412	55,399	24,805	—	—	30,594
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	17	—	—	—	17	50	—	—	—	50
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	17,122	7,693	—	—	9,429	55,449	24,805	—	—	30,644
Net operating income	8,257	3,687	—	—	4,570	29,478	13,615	—	—	15,863
Interest expense	(10,895)	(6,076)	—	—	(4,819)	(30,101)	(15,826)	—	—	(14,275)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	(80)	—	—	—	(80)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	(340)	—	—	—	(340)	41	—	—	—	41
Noncontrolling interest in FFO	2,389	2,389	—	—	—	2,211	2,211	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$(589)	$—	$—	$—	$(589)	$1,549	$—	$—	$—	$1,549
Depreciation and amortization - Real Estate Groups	(4,986)	—	—	—	(4,986)	(14,927)	—	—	—	(14,927)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(5,575)	$—	$—	$—	$(5,575)	$(13,378)	$—	$—	$—	$(13,378)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Nine Months Ended September 30, 2014 (in thousands) (continued)

	Three Months Ended September 30, 2014					Nine Months Ended September 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$17,056	$1,702	$327	$—	$15,681	$55,203	$5,496	$2,380	$—	$52,087
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Add interest and other income	3,384	334	1	—	3,051	10,091	994	7	—	9,104
Equity in earnings (loss) of unconsolidated entities	(559)	—	560	—	1	(63)	—	(63)	—	(126)
Exclude operating expenses of unconsolidated entities	777	—	(777)	—	—	1,998	—	(1,998)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	10	—	(10)	—	—	30	—	(30)	—	—
Exclude interest expense of unconsolidated entities	101	—	(101)	—	—	296	—	(296)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	20,769	2,036	—	—	18,733	67,555	6,490	—	—	61,065
Operating expenses	5,358	491	777	—	5,644	24,307	2,278	1,998	—	24,027
Operating expenses of unconsolidated entities	777	—	(777)	—	—	1,998	—	(1,998)	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	49	—	—	—	49	150	—	—	—	150
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	6,184	491	—	—	5,693	26,455	2,278	—	—	24,177
Net operating income	14,585	1,545	—	—	13,040	41,100	4,212	—	—	36,888
Interest expense	287	14	(101)	—	172	572	14	(296)	—	262
Interest expense of unconsolidated entities	(101)	—	101	—	—	(296)	—	296	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	(770)	—	—	—	(770)
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	(7)	—	—	—	(7)
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(1,559)	(1,559)	—	—	—	(4,226)	(4,226)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—	—	—
Funds From Operations (FFO)	$13,212	$—	$—	$—	$13,212	$36,373	$—	$—	$—	$36,373
Depreciation and amortization - Real Estate Groups	(41)	—	—	—	(41)	(116)	—	—	—	(116)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$13,171	$—	$—	$—	$13,171	$36,257	$—	$—	$—	$36,257

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Nine Months Ended September 30, 2014 (in thousands) (continued)

	Three Months Ended September 30, 2014					Nine Months Ended September 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Add interest and other income	32	—	—	—	32	153	—	—	—	153
Equity in earnings (loss) of unconsolidated entities	(947)	—	—	—	(947)	(2,361)	—	—	—	(2,361)
Exclude operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Adjusted revenues	(915)	—	—	—	(915)	(2,208)	—	—	—	(2,208)
Operating expenses	13,763	—	—	—	13,763	35,383	—	—	—	35,383
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	718	—	—	—	718	2,154	—	—	—	2,154
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Adjusted operating expenses	14,481	—	—	—	14,481	37,537	—	—	—	37,537
Net operating income	(15,396)	—	—	—	(15,396)	(39,745)	—	—	—	(39,745)
Interest expense	(9,581)	—	—	—	(9,581)	(28,418)	—	—	—	(28,418)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Gain (loss) on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of non-depreciable real estate	—	—	—	—	—	—	—	—	—	—
Loss on disposition of partial interest in development project	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	3,675	—	—	—	3,675	13,274	—	—	—	13,274
Funds From Operations (FFO)	$(21,302)	$—	$—	$—	$(21,302)	$(54,889)	$—	$—	$—	$(54,889)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Non-FFO from discontinued operations	—	—	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(3,310)	—	—	—	(3,310)	(32,028)	—	—	—	(32,028)
Impairment of depreciable real estate	—	—	—	—	—	50,053	—	—	—	50,053
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(24,612)	$—	$—	$—	$(24,612)	$(36,864)	$—	$—	$—	$(36,864)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Funds From Operations (FFO) - Three and Nine Months Ended September 30, 2014 (in thousands) (continued)

	Three Months Ended September 30, 2014					Nine Months Ended September 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$234,743	$18,865	$108,647	$—	$324,525	$713,917	$61,972	$329,589	$7,029	$988,563
Exclude straight-line rent adjustment	153	—	—	—	153	(4,235)	—	—	79	(4,156)
Add interest and other income	10,096	469	97	—	9,724	33,974	1,501	293	—	32,766
Equity in earnings (loss) of unconsolidated entities	19,346	17	(20,792)	—	(1,463)	80,543	94	(83,963)	—	(3,514)
Exclude operating expenses of unconsolidated entities	49,266	—	(49,266)	—	—	147,346	—	(147,346)	—	—
Exclude gain on disposition of unconsolidated entities	(9,189)	—	9,189	—	—	(50,075)	—	50,075	—	—
Exclude depreciation and amortization of unconsolidated entities	22,329	—	(22,329)	—	—	66,901	—	(66,901)	—	—
Exclude interest expense of unconsolidated entities	25,858	—	(25,858)	—	—	81,763	—	(81,763)	—	—
Exclude (gain) loss on extinguishment of debt of unconsolidated entities	(312)	—	312	—	—	(16)	—	16	—	—
Adjusted revenues	352,290	19,351	—	—	332,939	1,070,118	63,567	—	7,108	1,013,659
Operating expenses	150,154	11,609	49,266	—	187,811	467,064	36,432	147,346	3,014	580,992
Operating expenses of unconsolidated entities	49,266	—	(49,266)	—	—	147,346	—	(147,346)	—	—
Write-offs of abandoned development projects and demolition costs	456	—	—	—	456	1,389	—	—	—	1,389
Non-Real Estate depreciation and amortization	1,217	—	—	—	1,217	3,484	—	—	—	3,484
Exclude straight-line rent adjustment	(626)	—	—	—	(626)	(1,560)	—	—	—	(1,560)
Adjusted operating expenses	200,467	11,609	—	—	188,858	617,723	36,432	—	3,014	584,305
Net operating income	151,823	7,742	—	—	144,081	452,395	27,135	—	4,094	429,354
Interest expense	(59,312)	(7,605)	(25,858)	—	(77,565)	(178,917)	(19,981)	(81,763)	(5,538)	(246,237)
Interest expense of unconsolidated entities	(25,858)	—	25,858	—	—	(81,763)	—	81,763	—	—
Gain (loss) on extinguishment of debt	(49)	(37)	312	—	300	(927)	(37)	16	(448)	(1,322)
Gain (loss) on extinguishment of debt of unconsolidated entities	312	—	(312)	—	—	16	—	(16)	—	—
Impairment of non-depreciable real estate	(966)	—	—	—	(966)	(1,736)	—	—	—	(1,736)
Loss on disposition of partial interest in development project	—	—	—	—	—	(19,590)	(3,379)	—	—	(16,211)
Amortization of mortgage procurement costs - Real Estate Groups	(2,839)	—	—	—	(2,839)	(8,071)	—	—	(41)	(8,112)
Net gain on change in control of interests	—	—	—	—	—	2,759	—	—	—	2,759
Straight-line rent adjustment	(779)	—	—	—	(779)	2,675	—	—	(79)	2,596
Noncontrolling interest in FFO	(100)	(100)	—	—	—	(3,738)	(3,738)	—	—	—
Pre-tax FFO from discontinued operations	—	—	—	—	—	(2,012)	—	—	2,012	—
Income tax benefit (expense) on FFO	3,675	—	—	—	3,675	13,274	—	—	—	13,274
Funds From Operations (FFO)	$65,907	$—	$—	$—	$65,907	$174,365	$—	$—	$—	$174,365
Depreciation and amortization - Real Estate Groups	(70,927)	—	—	—	(70,927)	(216,608)	—	—	(986)	(217,594)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	(173)	—	9,189	—	9,016	(640)	—	50,075	28,042	77,477
Gain on disposition of unconsolidated entities	9,189	—	(9,189)	—	—	50,075	—	(50,075)	—	—
Impairment of consolidated and unconsolidated depreciable real estate, net of noncontrolling interest	—	—	—	—	—	(129,059)	—	—	—	(129,059)
Non-FFO from discontinued operations	—	—	—	—	—	27,056	—	—	(27,056)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(3,310)	—	—	—	(3,310)	(32,028)	—	—	—	(32,028)
Impairment of depreciable real estate	—	—	—	—	—	50,053	—	—	—	50,053
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$686	$—	$—	$—	$686	$(76,786)	$—	$—	$—	$(76,786)